UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2015

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ		85706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On October 27, 2015, Simeon J. George, M.D. notified HTG Molecular Diagnostics, Inc. (the “Company”) of his resignation from the Board of Directors of the Company (the “Board”), as Chairman of the Compensation Committee of the Board (the “Compensation Committee”) and as a member of the Nominating and Governance Committee of the Board (the “Nominating Committee”), effective immediately. Dr. George’s resignation is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)

On October 27, 2015, the Board, on recommendation from the Nominating Committee, appointed Lee R. McCracken to serve as a Class I director of the Board whose term expires at the Company’s annual meeting of stockholders to be held in 2016. The Board also appointed Mr. McCracken to serve as Chairman of the Compensation Committee and as a member of the Nominating Committee.

Following the appointment of Mr. McCracken, the Board is currently comprised as follows:

•	Class I: Mary Hoult, Donald W. Grimm and Mr. McCracken. The term of each Class I director will expire at the Company’s annual meeting of stockholders to be held in 2016;

•	Class II: Peter T. Bisgaard and Harry A. George. The term of each Class II director will expire at the Company’s annual meeting of stockholders to be held in 2017; and

•	Class III: Timothy B. Johnson and Lewis J. Shuster. The term of each Class III director will expire at the Company’s annual meeting of stockholders to be held in 2018.

In accordance with the Company’s Non-Employee Director Compensation Policy, upon his appointment as director, Mr. McCracken was granted an initial grant consisting of a nonstatutory stock option to purchase 5,000 shares of the Company’s common stock (the “Common Stock”), of which one-third of the shares will vest twelve months after the date of grant and the remaining shares will vest monthly in equal installments over a two year period. The stock option granted to Mr. McCracken has an exercise price equal to the closing price of the Common Stock on October 27, 2015, and is subject to the terms set forth in our Non-Employee Director Compensation Policy. Additionally, Mr. McCracken will be entitled to receive a $35,000 annual cash retainer for service as director and a $5,000 annual cash retainer for service as Chairman of the Compensation Committee, each of which will be pro-rated for his service until the Company’s next annual stockholder meeting, and will be eligible to receive additional cash and equity compensation in the future pursuant to the terms of our Non-Employee Director Compensation Policy. Also, Mr. McCracken will enter into the Company’s standard form of indemnification agreement. The Company is not aware of any transaction involving Mr. McCracken requiring disclosure under Item 404(a) of Regulation S-K.

Additional information about Mr. McCracken can be found in the press release issued on October 27, 2015, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of HTG Molecular Diagnostics, Inc. dated October 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HTG Molecular Diagnostics, Inc.

Dated: October 27, 2015	By:	/s/ Debra A. Gordon
Debra A. Gordon
Vice President and Chief Legal Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of HTG Molecular Diagnostics, Inc. dated October 27, 2015.